UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2022

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 21, 2022, Applied DNA Sciences, Inc. (the “Company,” “we” or “us”) entered into a securities purchase agreement (“Securities Purchase Agreement”) with an institutional investor (“Purchaser”). Pursuant to the Securities Purchase Agreement, the Company agreed to sell in a registered direct offering (“Registered Direct Offering”) 1,496,400 shares (“Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), and/or pre-funded warrants (“Pre-Funded Warrants”) to purchase shares of Common Stock to the extent that the Purchaser determines, in its sole discretion, that such Purchaser would beneficially own in excess of 4.99% (or at the Purchaser’s election, 9.99%). The Pre-Funded Warrants have an exercise price of $0.0001 per share and are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Each Share is being sold at an offering price of $2.80 and each Pre-Funded Warrant is being sold at an offering price of $2.7999 (equal to the purchase price per Share minus the exercise price of the Pre-Funded Warrant). Pursuant to the Securities Purchase Agreement, in a concurrent private placement (together with the Registered Direct Offering, the “Offerings”), the Company also agreed to issue to the Purchaser unregistered warrants (“Common Warrants”) to purchase up to 1,496,400 shares of Common Stock. Each Common Warrant has an exercise price of $2.84 per share, is exercisable six months from the date of issuance and will expire five years from the initial exercise date.

Roth Capital Partners, LLC (the “Placement Agent”) acted as the exclusive placement agent for the Offerings, pursuant to a placement agency agreement (the “Placement Agreement”), dated February 21, 2022, by and between the Company and the Placement Agent.

We expect to receive aggregate proceeds, before deducting Placement Agent fees, in the amount of approximately $4.2 million. We intend to use the net proceeds from the Offerings for general corporate purposes, including working capital, and to advance the adoption of its LinearDNA™ manufacturing platform.

The closing of the Offerings is expected to take place on February 24, 2022 (the “Closing Date”), subject to customary closing conditions. The Shares and the Pre-Funded Warrants are being offered and sold pursuant to our shelf registration statement on Form S-3 (File No. 333-238557) initially filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2020 and declared effective on June 1, 2020. A prospectus supplement relating to the Registered Direct Offering will be filed with the Commission on or about February 22, 2022. None of the Common Warrants or the shares of Common Stock issuable upon the exercise of the Common Warrants are registered under the Securities Act of 1933 as amended (the “Securities Act”). The Common Warrants and shares of Common Stock issuable upon exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering.

The Securities Purchase Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. Under the Securities Purchase Agreement, and subject to certain exceptions, we have agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, for a period of ninety (90) days following the closing of the Offerings. We have also agreed not to effect or enter into an agreement to effect any issuance of Common Stock or Common Stock equivalents involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement, or “at-the-market offering,” from the Closing Date until such time as the Purchaser no longer holds any of the Common Warrants (or, in the case of an “at-the-market offering,” for one (1) year from the closing of the Offerings). In addition, the Purchaser also has a right to participate for up to 30% of the issuance of common stock or common stock equivalents in a subsequent financing for one (1) year from the date of the closing of the Offerings.

In connection with the Offerings, we and each of our executive officers and directors have agreed, subject to certain exceptions set forth in the lock-up agreements, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock, or any securities convertible into or exercisable or exchangeable for shares of our Common Stock, or publicly disclose the intention to make any offer, sale, pledge or disposition, for ninety (90) days from the closing of the Offerings.

Pursuant to the Placement Agreement, we have agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the aggregate gross proceeds raised in the Offerings from sales arranged for by the Placement Agent. Subject to certain conditions, we also have agreed to reimburse all travel and other out-of-pocket expenses of the Placement Agent in connection with the Offerings, including but not limited to legal fees, up to a maximum of $50,000. The Placement Agreement contains customary representations, warranties and agreements by us and customary conditions to closing. We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the Placement Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

The foregoing descriptions of the Pre-Funded Warrant, Common Warrant, Placement Agreement and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Form of Pre-Funded Warrant, Form of Common Warrant, Form of Placement Agreement and the Form of Securities Purchase Agreement, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference in their entirety.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to or in favor of any stockholder or potential stockholder of the Company other than the parties thereto. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs at any time.

A copy of the legal opinion of Troutman Pepper Hamilton Sanders LLP relating to the legality of the Shares of Common Stock, the Pre-Funded Warrants and shares of Common Stock underlying the Pre-Funded Warrants being issued and sold in the Registered Direct Offering by the Company is filed as Exhibit 5.1.

Forward-Looking Statements

This Current Report on Form 8-K contains statements which may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe the Company’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, including market conditions, the completion of the Offerings, the satisfaction of customary closing conditions related to the Offerings and the intended use of net proceeds from the Offerings, many of which are beyond the control of the Company. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks factors detailed from time to time in the Company’s reports and filings with the Commission, including its Annual Report on Form 10-K filed on December 17, 2020, as amended, and other reports it files with the Commission, which are available at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

The prospectus supplement relating to the Registered Direct Offering will be filed with the Commission and will be available on the Commission’s web site at http://www.sec.gov.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

Item 3.02 Sale of Unregistered Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Common Warrants and the shares of common stock underlying such warrants is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 22, 2022, the Company issued a press release announcing the Offerings, as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Common Stock Purchase Warrant
4.2	Form of Common Stock Purchase Warrant
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP
10.1	Form of Placement Agency Agreement by and between Applied DNA Sciences, Inc. and Roth Capital Partners, LLC, dated February 21, 2022.
10.2	Form of Securities Purchase Agreement.
99.1	Press Release dated February 22, 2022.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DNA SCIENCES, INC.

Date: February 22, 2022	By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer